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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Amendment No. 4 to Registration Statement No. 333-40787 and Amendment No. 2 to Registration Statement No. 333-29013 both on Form S-3 of Vornado Realty Trust and Vornado Realty L.P. of our report dated March 25, 1998, appearing in this Annual Report on Form 10-K of Vornado Realty L.P. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 25, 1998

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